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                                                             EXHIBIT 21.01



                        COMPUTER LANGUAGE RESEARCH, INC.

                           SUBSIDIARIES OF REGISTRANT



Information is set forth below concerning all subsidiaries of the Company as of December 31, 1996:


                                                              Percentage
                                                              of Voting
                                                             Stock Owned
                                        Jurisdiction of         by the
     Name of Subsidiary                  Incorporation          Company
     ------------------                 ---------------      -----------

     Alamo Software Corporation            Delaware              100%

     FTS Corporation                       Delaware              100%

     Electronic Tax Systems, Inc.          Delaware              100%

     ReadiSoft, Inc.                       Delaware              100%

     Rent Roll, Inc.                       Delaware              100%

     Credit Interfaces, Inc.               Delaware              100%